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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Form S-3 and related Prospectus of Williams Communications Group, Inc. for the registration of $1,500,000,000 of 8.25% senior reset notes and to the incorporation by reference therein of our report dated February 28, 2001, with respect to the consolidated financial statements and schedules of Williams Communications Group, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                               Ernst & Young LLP

Tulsa, Oklahoma
May 18,2001